As filed with the Securities and Exchange Commission on June 22, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KINGTONE WIRELESSINFO SOLUTION HOLDING LTD
(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3rd Floor, Borough A, Block A. No.181, South Taibai Road

Xi’an, Shaanxi Province

People’s Republic of China 710065
(Address of Principal Executive Offices, including zip code)

KINGTONE WIRELESSINFO SOLUTION HOLDING LTD.

2010 OMNIBUS INCENTIVE PLAN, AS AMENDED
(Full title of the plan)

3rd Floor, Borough A, Block A. No.181, South Taibai Road

Xi’an, Shaanxi Province

People’s Republic of China 710065

(86) 29-88266368

(Name, address, and telephone number, including area code, of agent for service)

Copies of Correspondence to:

Elizabeth Fei Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, NY 10036

 212-421-4100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Ordinary Shares, $0.01 par value	280,000 shares	$8.40	(2)	$2,352,000	(2)	$292.82	(2)

(1)	Represents 280,000 shares of Ordinary Shares issued and vested on April 3, 2018, under the Registrant’s 2010 Omnibus Incentive Plan, as amended (the “2010 Plan”).

(2)	Computed pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of determining the registration fee, based upon the average of the high and low prices of the Ordinary Shares of Kingtone Wirelessinfo Solution Holding Ltd, on June 20, 2018, as reported on the NASDAQ Capital Market.

EXPLANATORY NOTE

Kingtone Wirelessinfo Solution Holding Ltd (the “Registrant”) has prepared this Registration Statement on Form S-8 in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register:

280,000 Ordinary Shares issued and vested on April 3, 2018, under the 2010 Plan.

This Registration Statement includes a reoffer prospectus prepared in accordance with Part I of Form F-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus may be utilized for resales on a continuous or a delayed basis in the future by the holder of our Ordinary Shares received pursuant to awards or grants made under the 2010 Plan. The reoffer prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in the reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form F-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling shareholder named in the reoffer prospectus.

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in this Part I of Form S-8 (Plan Information and Registration Information and Employee Plan Annual Information) will be sent or given to recipients of the grants under the 2010 Plan as specified by the Securities and Exchange Commission (the “Commission”) pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

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REOFFER PROSPECTUS

280,000 ORDINARY SHARES, $0.01 PAR VALUE

This reoffer prospectus relates to an aggregate of 280,000 Ordinary Shares, which may be offered for sale from time to time by certain shareholder of Kingtone Wirelessinfo Solution Holding Ltd (the “Company,” “Kingtone,” “we” or “us”), as described under the caption “Selling Shareholder.” The Ordinary Shares are being reoffered and resold for the account of the selling shareholder and we will not receive any of the proceeds from the resale of such shares. The selling shareholder has acquired the Ordinary Shares pursuant to the Company’s 2010 Plan.

The selling shareholder has advised us that the resale of his shares may be effected from time to time in one or more transactions on the Nasdaq Capital Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” We will bear all expenses in connection with the preparation of this prospectus.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “KONE.” On June 21, 2018, the closing price for of our Ordinary Shares was $8.64.

Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 22, 2018.

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PROSPECTUS SUMMARY

This summary highlights information about us and the ordinary shares being offered by this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to investing in our securities. You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under the heading “Where You Can Find More Information.”

KINGTONE WIRELESSINFO SOLUTION HOLDING LTD

General

We are a holding company and conduct our operations through a contractually-controlled entity in the People’s Republic of China (“PRC”) named Xi’an Kingtone Information Technology Co., Ltd., a PRC limited liability company (“Kingtone Information”) that develops and provides mobile enterprise solutions in the PRC. In May 2010, we consummated an initial public offering of our American Depository Shares, or ADSs, for gross proceeds of $16 million, and our ADSs were listed on the NASDAQ Capital Market under the ticker symbol “KONE”.

On January 25, 2018, the Company executed an Asset Exchange Agreement (“AEA”) with C Media Limited, a corporation organized under the laws of the Cayman Islands (“C Media”), whereby Kingtone agreed to purchase all the capital stock and equity interests of LK Technology Ltd, together with its wholly-owned subsidiaries MMB Limited and Mobile Media (China) Limited and all respective subsidiaries from C Media in exchange for (i) 185,412,599 ordinary shares of Kingtone, par value $0.01 per share (“Ordinary Shares”), (ii) 1,000,000 preferred shares of Kingtone (“Preferred Shares”) and (iii) all issued and outstanding capital stock or equity interests of the Company’s subsidiary, Topsky Info-Tech Holdings Pte Ltd., and its wholly-owned subsidiary Xi’an Softech Co., Ltd., including all entities effectively controlled by Xi’an Softech Co., Ltd. through contractual arrangements and variable business entities.

In order to consummate the contemplated transactions described above, the Company must obtain shareholders’ consent (i) to authorize 1,000,000 Preferred Shares, (ii) to authorize additional Ordinary Shares so that total authorized Ordinary Shares is equal to 250,000,000 shares, (iii) to list such Ordinary Shares on NASDAQ, and (iv) to approve the transactions contemplated in the Asset Exchange Agreement. Additionally, NASDAQ must approve the contemplated transactions prior to consummation thereof. C Media has the right to terminate the AEA if the closing has not occurred (other than through the failure of C Media to comply fully with its obligations under the AEA) on or before July 31, 2018. A special meeting of the shareholders was held on May 22, 2018 when the proposals above were passed by the shareholders.

The Preferred Shares to be created and authorized shall initially have a per-share voting weight of 399 votes of Ordinary Shares. In the event of the public resale of a Preferred Share to a third party, such Preferred Share’s voting weight will be reduced to one vote per share. The Preferred Shares will have the same economic rights, rights to dividends and other distribution rights as the Ordinary Shares, and holders of Preferred Shares shall be entitled to vote on all matters submitted to a vote of the Company shareholders. The Preferred Shares will be transferable by Mr. Xuesong Song to any third party through one or more private transactions (subject to applicable law).

C Media Limited, through its subsidiaries in China, is one of the leading mobile service and technology providers of long distance travel and the railway Wi-Fi market in China. C Media’s core mobile application product Luokuang, is made as a Location Based Service-social contents and service distribution platform. Luokuang obtains travel users by the typical entrance for long-distance travel. It accesses long-distance travel users continually by offering free Wi-Fi services by system deployed on the train. As of the end of 2017, C Media has signed contracts to deploy Luokuang on about 700 trains which subsequently has access to approximately 500 million passenger trips per year. The number of trains currently in operation with Luokuang by C Media is 286 (about 430 train trips), which covers about 200 million passenger trips per year. As of the end of 2017, users for Luokuang were 38 million, which will increase after more trains are deployed with Luokuang system.

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THE OFFERING

The summary below describes the principal terms of the securities being offered hereunder.

Ordinary Shares Offered by the Selling Shareholder	280,000 ordinary shares

Use of Proceeds	All of the proceeds from the sale of Ordinary Shares covered by this prospectus will be received by the selling shareholder. We will not receive any proceeds from the sale of Ordinary Shares covered by this prospectus. See “Use of Proceeds.”

Stock Exchange	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “KONE.”

Risk Factors	You should read “Risk Factors” for a discussion of factors that you should consider carefully before deciding whether to purchase our ordinary shares.

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RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus and including, without limitation, the “Risk Factors” contained in Item 3D of our Annual Report on Form 20-F for the fiscal year ended September 30, 2017, before making an investment decision. For more information, see “Where You Can Find More Information.”

OFFER STATISTICS AND EXPECTED TIMETABLE

The selling shareholder may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to 280,000 Ordinary Shares. The actual per share price of the shares that the selling shareholder will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution” below.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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USE OF PROCEEDS

All of the Ordinary Shares offered by this prospectus are being sold by the selling shareholder. The selling shareholder identified in this prospectus will receive the proceeds for such sale of shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale by the selling shareholder of his Ordinary Shares in this offering.

SELLING SHAREHOLDERS

This prospectus relates to shares of Ordinary Share that are being registered for reoffer and resale by the selling shareholder. The shares of Ordinary Share are “restricted securities” and/or “control securities” under the Securities Act. The selling shareholder may resell any or all of the shares at any time while this prospectus is current.

The following table sets forth certain information regarding the ownership of our Common Stock by the selling shareholder as of the date of this reoffer prospectus, and the number of shares of our Ordinary Shares currently being offered by the selling shareholder pursuant to this reoffer prospectus. The information set forth in the following table regarding beneficial ownership after resale of securities assumes that the selling shareholder will sell all of the shares of Ordinary Shares owned by that selling shareholder covered by this prospectus.

The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates.” The address of the selling shareholder is c/o Kingtone Wirelessinfo Solution Holding Ltd., 3rd Floor, Borough A, Block A. No.181, South Taibai Road, Xi’an, Shaanxi Province, People’s Republic of China 710065.

Name and Position	Type of Equity Award	Number of Shares Beneficially Owned Prior to Offering	Number of Shares to be Offered by Selling shareholder	Number of Shares Beneficially Owned After Completion of Offering	Percentage of Common Stock Owned After Completion of Offering(1)

Wang Fang, Board Secretary	Restricted Shares	280,000	280,000	0	0%

PLAN OF DISTRIBUTION

The selling shareholder and any of his pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholder may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell ordinary shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholder to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus.

The selling shareholder also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of ordinary shares will be paid by the selling shareholder and/or the purchasers. The selling shareholder have represented and warranted to the Company that they acquired the securities subject to this registration statement in the ordinary course of the selling shareholder’ business and, at the time of their purchase of such securities the selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The selling shareholder and any other person participating in a distribution of the ordinary shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of securities by the selling shareholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities being offered pursuant to this prospectus to engage in market-making activities with respect to our securities for a period of up to five business days before the distribution.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of ordinary shares.

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LEGAL MATTERS

Certain legal matters under BVI law will be passed upon for us by Conyers Dill & Pearman, 29th Floor One Exchange Square, 8 Connaught Place, Central, Hong Kong.

ENFORCEMENT OF CIVIL LIABILITIES

Kingtone Wirelessinfo Solution Holding Ltd is a BVI company and our principal executive offices are located in China. A majority of our directors and officers reside outside the United States. In addition, almost all of our assets and the assets of our directors and officers are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in the United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, it is uncertain whether the courts of the BVI would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

EXPERTS

The consolidated financial statements of Kingtone Wirelessinfo Solution Holding Ltd, as of September 30, 2017 and 2016 and for the years ended September 30, 2017, 2016 and 2015 included in our Annual Report on Form 20-F for the year ended September 30, 2017 and incorporated by reference herein and in the registration statement, have been audited by BDO China Shu Lun Pan Certified Public Accountants LLP,an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference elsewhere herein. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as expert in auditing and accounting.

The offices of BDO China Shu Lun Pan Certified Public Accountants LLP are located at 10th Floor, Building 7, Yard 16, Xisihuan Zhong Road, Hai Dian District, Beijing, P.R.China.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated memorandum and articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms.

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Additionally, we make these filings available, free of charge, on our website at en.kingtoneinfo.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

(a) The Company’s Annual Report on Form 20-F for the fiscal year ended September 30, 2017, filed with the Commission on February 9, 2018; and

(b) The description of the Company’s Ordinary Shares contained in the Form 8-A12B, filed with the Commission on May 7, 2010, and any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Kingtone Wirelessinfo Solution Holding Ltd, 3rd Floor, Borough A, Block A. No.181, South Taibai Road, Xi’an, Shaanxi Province, People’s Republic of China 710065, telephone number (86) 29-88266368.

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280,000 ORDINARY SHARES

_________________________________

PROSPECTUS
_________________________________

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed or furnished by Kingtone Wirelessinfo Solution Holding Ltd. (the “Company”) with Commission, are incorporated in this Registration Statement by reference:

●	The Company’s Annual Report on Form 20-F for the fiscal year ended September 30, 2017, filed with the Commission on February 9, 2018; and

●	The description of the Company’s Ordinary Shares contained in the Form 8-A12B, filed with the Commission on May 7, 2010, and any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

British Virgin Islands (“BVI”) law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under the Company’s Amended and Restated Memorandum of Association and Articles of Association, subject to the BVI Business Companies Act, 2004 (as amended) (the “Act”), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer (excluding the auditors), or who is or was serving at the Company’s request as a director or officer of another company, partnership, joint venture, trust or other enterprise. Each such indemnified person shall be indemnified out of the Company’s assets against any liability, action, proceeding, claim, demand, judgments, fines, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may reasonably incur as a result of any act or failure to act in carrying out their functions other than such liability that they may incur by reason of their own actual fraud or willful default. In addition, to be entitled to indemnification, an indemnified person must not have acted in such a manner as to have incurred the liability by virtue of having committed actual fraud or willful default but no person shall be found to have committed actual fraud or willful default unless or until a court of competent jurisdiction shall have made a finding to that effect.

No indemnified person will be personally liable to the Company for damages for any breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision will not eliminate or limit the liability of a director or officer for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law,

(b) for the violation of any provision of the Act, as amended from time to time, that expressly provides for liability of directors or officers notwithstanding any provision herein to the contrary.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

See the attached Exhibit Index at page 12, which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Shaanxi, People’s Republic of China, on this 22nd day of June, 2018.

KINGTONE WIRELESSINFO SOLUTION HOLDING LTD

By	/s/ Peng Zhang
Peng Zhang
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Peng Zhang and Li Wu, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement on Form S-8 that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 22, 2018.

SIGNATURE	TITLE

/s/ Zhuoyu Li	Chairman
Zhuoyu Li

/s/ Peng Zhang	Chief Executive Officer
Peng Zhang

/s/ Li Wu	Chief Financial Officer
Li Wu

/s/ Lili Dong	Director
Lili Dong

/s/ Xianyun Zhang	Director
Xianyun Zhang

/s/ Junwei Wang	Director
Junwei Wang

INDEX TO EXHIBITS

Exhibit	Description
4.1	Kingtone Wirelessinfo Solution Holding Ltd. 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.17 to the Registration Report on Form F-1/A filed by the registrant on April 29, 2010).
4.2	Amendment No. 1 to 2010 Omnibus Incentive Plan of Kingtone Wirelessinfo Solution Holding Ltd. dated February 25, 2015.
5.1	Opinion of Conyers Dill & Pearman
23.1	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page to this Registration Statement)

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